Exhibit 107

Calculation of Filing Fee Tables
Form S-3
(Form Type)
Eterna Therapeutics Inc.
(Exact name of registrant as specified in its charter)
Table 1 - Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	common stock, par value $0.005 per share	Rule 457(c)	16,754,154 (3)	$2.65	$44,398,508.10	$110.20 per $1,000,000	$4,892.72
Fees Previously Paid
	Total Offering Amounts					$44,398,508.10		$4,892.72
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$4,892.72

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, par value $0.005 per share (“common stock”), of Eterna Therapeutics Inc., that may be offered or become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act and based upon the average of the high and low sales prices of a share of common stock as reported on the Nasdaq Global Market on August 11, 2023.

(3)
Representing 16,754,154 shares of our common stock, composed of (i) 2,184,950 shares of common stock issued in a private placement consummated in December 2022, (ii) up to 4,369,900 shares of common stock issuable upon exercise of warrants issued to certain Selling Stockholders in such private placement, (iii) up to 3,047,196 shares of common stock issuable upon the conversion of the Company’s 6% Senior Convertible Notes (the “Notes”) that were issued to certain Selling Stockholders in a private placement consummated in July 2023, (iv) up to 1,057,716 shares of common stock that may become issuable upon conversion of capitalized pay-in-kind interest that may accrue through the maturity date of the Notes and (iv) up to 6,094,392 shares of common stock issuable upon the exercise of warrants issued to certain Selling Stockholders in such private placement.